UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2023

INOGEN, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36309	33-0989359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

859 Ward Drive
Goleta, California		93111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (805) 562-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INGN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Transition

On November 10, 2023, the Board of Directors (“Board”) of Inogen, Inc. (the “Company”) appointed Kevin Smith to serve as President and Chief Executive Officer (“CEO”) of the Company, effective November 10, 2023. In addition, on November 10, 2023, the Board, upon recommendation of the Nominating and Governance Committee of the Board, appointed Mr. Smith to serve as a Class III director of the Company, effective November 10, 2023, with a term expiring at the annual meeting of stockholders to be held in 2026. Mr. Smith will succeed Nabil Shabshab in the positions of President and CEO. Mr. Shabshab’s role as an officer and employee of the Company ended effective November 10, 2023.

Most recently, Mr. Smith, 52, served as the CEO, President and Executive Director at Sirtex Medical US Holdings, Inc., a biotechnology company, from April 2019 to November 2023 and served as its Executive Vice President of Sales & Marketing, Americas from August 2017 to April 2019. From December 2021 to April 2022, Mr. Smith also served as interim President and Chief Executive Officer and Director at OncoSec Medical, Inc., a biotechnology company. Prior to Sirtex, Mr. Smith served as Executive Vice President of Business Development at Gel-e, Inc., a medical device company, from January 2017 to August 2017. Prior to that, Mr. Smith served as Chief Commercial Officer at Sensium Healthcare, a medical device company, from October 2015 to November 2016. Prior to Sensium, Mr. Smith served as Global Vice President of Sales & Marketing at Teleflex, a medical device company, from August 2008 to October 2015. Prior to Teleflex, Mr. Smith served in various sales and marketing roles in medical device companies. Mr. Smith holds a Master of Business Administration in Global Management from University of Phoenix and a Bachelor of Science in Marketing from the University of Kentucky.

Kevin Smith Compensation Arrangements

Also on November 10, 2023 (the “effective date”), the Board, upon the recommendation of the Compensation Committee of the Board, approved, and the Company entered into, an employment and severance agreement with Mr. Smith (the “employment agreement”). Mr. Smith’s employment under the employment agreement is at will and may be terminated at any time by the Company or by Mr. Smith. Pursuant to the employment agreement, Mr. Smith will receive an annual base salary of $700,000 and a target annual performance bonus opportunity of one hundred percent (100%) of his annual base salary (the “target bonus”). The employment agreement also provides for a cash sign-on bonus of $1,700,000 (“sign-on bonus”). The sign-on bonus will be paid in two equal installments with the first installment being paid on the second payroll date after the effective date and the second installment being paid approximately one year after the effective date, subject to Mr. Smith’s continued employment with the Company through the date the sign-on bonus installment is paid.

The employment agreement further provides for the Company’s payment or reimbursement of certain relocation expenses that Mr. Smith may incur, up to a maximum gross amount of $100,000. In addition, the Company will gross up these payments and reimbursements for any applicable taxes. If, prior to the anniversary of the first incurred expense subject to reimbursement, Mr. Smith’s employment is terminated by the Company for cause or he resigns without good reason (in each case as defined in the employment agreement), Mr. Smith will be required to repay to the Company a pro-rata portion of such payments or reimbursements and tax gross-up payments within 30 days of such termination or resignation.

The employment agreement also provides for equity awards of restricted stock units covering an aggregate of 170,000 shares of the Company’s common stock, comprised of (i) 85,000 time-based restricted stock units (“RSUs”) and (ii) 85,000 performance-based restricted stock units (“PSUs”). Subject to Mr. Smith’s continued service with the Company, one-third of the RSUs will vest annually over three years. Subject to Mr. Smith’s continued service with the Company, the PSUs will vest based on the Company’s achievement of specified performance goals for each of 2024 and 2025.

The RSUs and PSUs are each subject to the terms and conditions of the Company’s 2023 Equity Incentive Plan and applicable award agreements.

The employment agreement also provides that beginning in March 2024 and for each year thereafter in which Mr. Smith serves as the Company’s CEO, he will be eligible for annual Company equity awards, on the same terms and conditions as the annual equity awards made to the Company’s similarly situated executives and as approved by the Board or the Compensation Committee.

Mr. Smith’s employment agreement also provides that if, outside of the period beginning on the date 3 months before, and ending on the date 12 months following, a change of control (as defined in the employment agreement) (such period, the “change of control period”), his employment with the Company is terminated by the Company without cause (excluding by reason of death or disability) or he resigns for good reason, he will be eligible to receive the following severance benefits:

•
continued payment of his base salary for a period of 24 months following his termination date; and
•
for the period of time permitted under the Consolidated Omnibus Budget Reconciliation Act of 1986 following his termination date, he and his eligible dependents will only be required to pay the portion of the costs of medical benefits as he was required to pay as of the date of his termination, or he will receive taxable monthly payments for the equivalent period in the event the Company determines that the COBRA subsidy could violate applicable law (the “COBRA Benefits”).

The employment agreement further provides that if, during the change of control period, Mr. Smith’s employment with the Company is terminated by the Company without cause (excluding by reason of death or disability) or he resigns for good reason, he will be eligible to receive the same severance benefits described above, except that the payment of 24 months’ base salary will be paid in a lump sum.

Mr. Smith’s receipt of the severance benefits described above is conditioned on his timely signing and not revoking a release of claims, resigning all directorships, committee memberships or any other positions he holds with the Company, and continuing to comply with certain covenants in the employment agreement and in his at-will employment, confidential information, invention assignment, and arbitration agreement with the Company.

If any of the payments provided for under the employment agreement or otherwise payable to Mr. Smith would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the related excise tax under Section 4999 of the Internal Revenue Code, then he will be entitled to receive either full payment of benefits or such lesser amount that would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to him.

Mr. Smith will receive no additional compensation for his service on the Board.

The summary of Mr. Smith’s employment and severance agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the employment and severance agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

In addition, Inogen has entered into its standard form of indemnification agreement with Mr. Smith. The form indemnification agreement was filed with the Securities and Exchange Commission on November 27, 2013 as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 and is incorporated herein by reference. Mr. Smith has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There is no arrangement or understanding between Mr. Smith or any other person pursuant to which Mr. Smith was selected as an officer or director. There are no family relationships between Mr. Smith and any of the Company’s directors or executive officers.

Nabil Shabshab Separation

In connection with the separation of Mr. Shabshab’s employment with the Company, the Company expects to enter into a Separation Agreement with Mr. Shabshab that will provide Mr. Shabshab with benefits consistent with the terms of Mr. Shabshab’s Employment and Severance Agreement with the Company, dated January 22, 2021. The material terms of any such Separation Agreement entered into between the Company and Mr. Shabshab will be disclosed in an applicable subsequent public filing with the Securities and Exchange Commission.

Item 7.01. Regulation FD Disclosure.

On November 13, 2023, the Company issued a press release announcing the succession and appointments described in this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Employment and Severance Agreement by and between the Company and Kevin Smith, dated November 10, 2023.
99.1	Press Release dated November 13, 2023
104	The cover page of this Current Report on Form 8-K, formatted in inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOGEN, INC.

Date:	November 13, 2023	By:	/s/ Michael Sergesketter
Michael Sergesketter Interim Chief Financial Officer (Principal Accounting and Financial Officer)